THIRD Amendment
to
AMENDED AND RESTATED Loan and security agreement

THIS Third AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 6, 2019, between SILICON VALLEY BANK, a California corporation with a loan production office located at 387 Park Avenue South, 2nd Floor, New York, New York 10016 (“Bank”), and (b) TELARIA, INC. (f/k/a Tremor Video, Inc.), a Delaware corporation, with its chief executive office located at 222 Broadway, 16th Floor, New York, New York 10038 (the “Borrower”).
Recitals
A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of January 27, 2017, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of January 26, 2018, and as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of November 7, 2018 (as has been and as may be further amended, modified, supplemented or restated from time to time, the “Loan Agreement”).
B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C. Borrower has requested that Bank amend the Loan Agreement to (a) amend the financial covenants and (b) make certain other revisions to the Loan Agreement as more fully set forth herein.
D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
        Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
a.Section 6.2 (Financial Statements, Reports, Certificates). Subsection (b) of Section 6.2 is hereby deleted in its entirety and replaced with the following:

“ (b)  Borrowing Base Reports. A Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) within (i) fourteen (14) days after the end of each month with respect to which there were Advances outstanding or requested at any time during the period commencing on the first day of such month through and including the date that is fourteen (14) days after the last day of such month and (ii) thirty (30) days after the last day of each calendar quarter with respect to which a Borrowing Base Report was not required for any month in such calendar quarter pursuant to subsection (i);”
b.Section 6.7 (Financial Covenants). Subsection (a) of Section 6.7 is hereby deleted in its entirety and replaced with the following:

“ (a) Adjusted Quick Ratio. Maintain at all times, to be tested as of the last day of each month, to be computed on a consolidated basis, an Adjusted Quick Ratio of at least 1.05 to 1.0.

Notwithstanding the foregoing, the financial covenant set forth in this Section 6.7(a) will not be tested for any month with respect to which Bank has received evidence, satisfactory to Bank in its sole discretion, that as of the last day of such month, Borrower’s Net Cash was greater than Forty Million Dollars ($40,000,000.00).”

c.Section 6.7 (Financial Covenants). The last sentence in Section 6.7(b) is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, the financial covenant set forth in this Section 6.7(b) will not be tested for any calendar quarter with respect to which Bank has received evidence, satisfactory to Bank in its sole discretion, that as of the last day of such quarter, Borrower’s Net Cash was greater than Forty Million Dollars ($40,000,000.00).”

d.Section 7.1 (Dispositions). The following text appearing in Section 7.1 of the Loan Agreement is deleted:
“Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”)”
and replaced with the following:
“Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”)”

e.Section 7.3 (Mergers or Acquisitions). The first sentence of Section 7.3 is deleted in its entirety and replaced with the following:

“Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division).”

f.Section 10 (Notices). Section 10 is amended by deleting the “with a copy” notice information with respect to Bank and replacing it with the following:

“with a copy to:  Morrison & Foerster LLP
           200 Clarendon Street, Floor 20
           Boston, Massachusetts 02116
           Attn: David A. Ephraim, Esquire
           Fax: (617) 830-0142
           Email: DEphraim@mofo.com”

g.Section 13.1 (Definitions). The following defined term and its definition set forth in Section 13.1 is hereby deleted in its entirety and replaced with the following:
“ “Current Liabilities” are all obligations and liabilities of Borrower and its Subsidiaries to Bank, plus, without duplication, the aggregate amount of Borrower’s and its Subsidiaries’ Total Liabilities (excluding operating leases) that mature within one (1) year.”

h.Section 13.1 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:
“ “Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.”

“ “Net Cash” means (a) the aggregate amount of Borrower’s unrestricted and unencumbered cash held in accounts at Bank minus (b) the aggregate amount of outstanding Advances.”

i.Exhibit C (Compliance Certificate). The Compliance Certificate appearing as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 hereto.

3.Limitation of Amendments.
a.The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
b.This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
a.Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, and except as reflected in the updated Perfection Certificate delivered in connection with this Amendment), and (b) no Event of Default has occurred and is continuing;
b.Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
c.The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
d.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized; and
e.This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 6, 2019, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.
6.Release by Borrower.
a.FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
b.In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

c.By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
d.This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

e.Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
(i)Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.
(ii)Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.
(iii)The terms of this Amendment are contractual and not a mere recital.
(iv)This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.
(v)Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
7.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of a fully-earned, non-refundable amendment fee in an amount equal to Twenty Thousand Dollars ($20,000.00). In addition, Borrower shall pay Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Hillary LeName: Hillary LeTitle: Vice President	TELARIA, INC. By: /s/ John Rego Name: John Rego Title: Chief Financial Officer

Schedule 1

EXHIBIT C
COMPLIANCE CERTIFICATE

                 Date:

TO: SILICON VALLEY BANK
FROM: TELARIA, INC.
The undersigned authorized officer of TELARIA, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):
(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.
Attached are the required documents as appropriate supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (Audited)	FYE within 120 days	Yes No
10Q, 10K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings and Account Debtor listing	Monthly within 30 days	Yes No
Borrowing Base Report	Monthly within 14 days (quarterly within 30 days if there are no outstanding Advances)	Yes No
Board-approved Projections	Earlier of FYE within 45 days or 10 days of Board approval, and within 10 days of updates/amendments	Yes No
Stock Repurchase Reports	First Business Day of each month	Yes No

Financial Covenants	Required	Actual	Complies

Maintain at all times:
Adjusted Quick Ratio (at all times) (tested monthly)	> 1.05:1.0	_____:1.0	Yes No N/A**
Adjusted EBITDA (tested quarterly)	> _______*	$ _______	Yes No N/A***

* As set forth in Section 6.7(b) of the Agreement

** Testing waived for any month for which the Net Cash requirements set forth in Section 6.7(a) are satisfied

*** Testing waived for any quarter for which the Net Cash requirements set forth in Section 6.7(b) are satisfied
g
        The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
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TELARIA, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:  _________________________

Verified: ________________________
authorized signer
Date:  _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenant of Borrower
        In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
Dated: ____________________

NOTE – All calculations below are on a consolidated basis with respect to Borrower and its Subsidiaries.
I. Adjusted Quick Ratio (at all times) (tested monthly) (Section 6.7(a))

Required: 1.05:1.00

Note: Testing waived for any month for which the Net Cash requirements set forth in Section 6.7(a) are satisfied

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries maintained at Bank and Bank’s Affiliates	$
B.	Aggregate value of net billed accounts receivable of Borrower and its Subsidiaries	$
C.	Quick Assets (sum of lines A and B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s and its Subsidiaries’ consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above (excluding operating leases), that matures within one (1) year	$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Aggregate value of the current portion of amounts received or invoiced by Borrower and/or its Subsidiaries in advance of performance under contracts and not yet recognized as revenue	$
H.	Line F minus line G	$
I.	Adjusted Quick Ratio (line C divided by line H)
Is line I equal to or greater than 1.05:1:00?

           No, not in compliance       Yes, in compliance

II. Adjusted EBITDA (tested quarterly) (Section 6.7(b))

Required: $_________________*

*As set forth in Section 6.7(b) of the Agreement. Note: Testing waived for any quarter for which the Net Cash requirements set forth in Section 6.7(b) are satisfied

Actual:  $_________________

A.	Net Income	$___________
B.	To the extent included in the determination of Net Income
	1. Interest Expense	$__________
	2. Income Tax Expense	$__________
	3. Depreciation	$__________
	4. Amortization	$__________
	5. Non-cash stock-based compensation expense	$__________
	6. Earn-out payments in connection with Borrower’s acquisition of The Video Network Pty Ltd. in an aggregate amount not to exceed $3,600,000 in the aggregate in any 12-month period	$__________
	7. Executive severance	$__________
	8. Restructuring costs relating to subletting Borrower’s location at 1501 Broadway, New York, New York in an aggregate amount not to exceed $3,500,000	$__________
	9. Other add-backs approved by Bank	$__________
	10. The sum of lines 1 through 9	$__________
C.	Adjusted EBITDA (line A plus lines B.10)	$__________

Is line C equal to or greater than the required amount set forth above?

           No, not in compliance       Yes, in compliance

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